UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2009

Date of Report (Date of earliest event reported)

Northstar Neuroscience, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51951	91-1976637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 728-1477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 5, 2009, the Board of Directors (the “Board”) of Northstar Neuroscience, Inc. (the “Company”) approved a Plan of Complete Liquidation and Dissolution of the Company (the “Plan”). A press release announcing the Board’s approval of the Plan is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

This current report on Form 8-K is for informational purposes only. It is not a solicitation of a proxy. In connection with the Plan, the Company intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant materials. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN. Shareholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, the Company will mail a copy of the definitive proxy statement to shareholders of record on the record date when it becomes available. A free copy of the proxy statement, when it becomes available, and other documents filed with the SEC by the Company may also be obtained by directing a written request to: Northstar Neuroscience, Inc., Attn: Secretary, 2401 Fourth Avenue, Suite 300, Seattle, WA 98121, or accessing the “Investor Relations” section of the Company’s website at http://www.northstarneuro.com. Shareholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Plan.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of Northstar Neuroscience, Inc. dated January 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR NEUROSCIENCE, INC.

Dated: January 5, 2009	By:	/s/ John S. Bowers Jr.
John S. Bowers Jr. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Northstar Neuroscience, Inc. dated January 5, 2009.